SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                FORM 8-K


                             CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) December 30, 1996


                       Allied Waste Industries, Inc.
                (Exact name of registrant as specified in charter)


                                  Delaware
                 (State or other jurisdiction of incorporation)


         0-19285                                  88-0228636
 (Commission File Number)                (IRS Employer Identification No.)


7201 East Camelback Road, Suite 375
      Scottsdale, Arizona                                      85251
(Address of principal executive offices)                     (Zip Code)


     Registrant's telephone number, including area code (602) 423-2946


                           Not Applicable
     (Former name or former address, if changed since last report)




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Item 5.  Other Events

Allied Waste Industries, Inc. (the "Company") announced that it has closed the previously announced acquisition of the solid waste management operations of Laidlaw Inc., the Toronto-based provider of environmental and transportation services, effective December 30, 1996. The transaction is valued at approximately $1.5 billion in a combination of cash, stock, warrants and notes.

As a result of the transaction, the combined Company will become the fourth largest company in the solid waste management industry, with combined pro forma 1996 annual revenues of approximately $1 billion, and a strong market presence in 22 states and six Canadian provinces. The combined Company will have 53 landfills with approximately one billion gate yards of permitted airspace, 122 collection locations and 41 transfer stations.



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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Allied Waste Industries, Inc., has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ALLIED WASTE INDUSTRIES, INC.


                              By:  /s/PETER S. HATHAWAY
                                   Peter S. Hathaway
                                   Vice President, Treasurer &
                                   Chief Accounting Officer







Date:  January 9, 1997





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